                                                                      EXHIBIT 13


MERCANTILE BANCORPORATION INC.
HORIZON INVESTMENT AND
SAVINGS PLAN AND TRUST
FINANCIAL STATEMENTS AND REPORT
DECEMBER 31, 2000 AND 1999

MERCANTILE BANCORPORATION INC.
HORIZON INVESTMENT AND SAVINGS PLAN AND TRUST
INDEX TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------




                                                                                                       Page
                                                                                                       ----


Report of Independent Accountants                                                                       1

Statements of Net Assets Available for Benefits
 as of December 31, 2000 and 1999                                                                       2

Statement of Changes in Net Assets Available for Benefits
 for the year ended December 31, 2000                                                                   3

Notes to Financial Statements                                                                         4-9

Schedules Required by the Department of Labor's Rules and Regulations:*

    Schedule of Assets Held for Investment Purposes
     at End of Year as of December 31, 2000                                                            10

    Schedule of Reportable Transactions for the year ended
     December 31, 2000                                                                                 11










* Other schedules required by the Department of Labor have been omitted because they are not applicable.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Participants and Plan Committee of the Horizon Investment and Savings Plan and Trust:


In our opinion, the accompanying statements of net assets available for benefits and the related statement of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Mercantile Bancorporation Inc. Horizon Investment and Savings Plan and Trust (the "Plan") at December 31, 2000 and 1999, and the changes in net assets available for benefits for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of Assets Held for Investment Purposes at End of Year and Reportable Transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
June 18, 2001

MERCANTILE BANCORPORATION INC.
HORIZON INVESTMENT AND SAVINGS PLAN AND TRUST
STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 2000 AND 1999
--------------------------------------------------------------------------------

                                                                                   2000               1999
                                                                             -----------------  ------------------
Assets
Investments (see Note 3)                                                        $ 351,691,192       $ 418,706,829
                                                                             -----------------  ------------------
Receivables:
    Participants' loans                                                             6,551,851           7,010,915
    Participants' contributions                                                         1,262                   -
    Employer's contribution                                                            35,064              65,209
    Interest and dividends                                                          1,458,357           2,056,921
                                                                             -----------------  ------------------

                Total receivables                                                   8,046,534           9,133,045
                                                                             -----------------  ------------------

Cash and cash equivalents                                                             525,678           1,070,604
                                                                             -----------------  ------------------

                Total assets                                                      360,263,404         428,910,478
                                                                             -----------------  ------------------

Liabilities
Accrued expenses                                                                       95,621             188,410
                                                                             -----------------  ------------------

Net assets available for benefits                                               $ 360,167,783       $ 428,722,068
                                                                             -----------------  ------------------









The accompanying notes are an integral part of these financial statements.

MERCANTILE BANCORPORATION INC.
HORIZON INVESTMENT AND SAVINGS PLAN AND TRUST
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEAR ENDED DECEMBER 31, 2000
--------------------------------------------------------------------------------

                                                                                                         2000
                                                                                                   -----------------
Additions
Additions to net assets attributed to:
    Investment loss:
      Net appreciation in fair value of investments (see Note 3)                                       $  6,444,387
      Interest and dividends                                                                              8,916,861
                                                                                                   ----------------

                                                                                                         15,361,248
                                                                                                   ----------------

    Contributions:
      Participants'                                                                                      18,082,575
      Employer's                                                                                          8,441,993
                                                                                                   ----------------

                                                                                                         26,524,568
                                                                                                   ----------------

      Total additions                                                                                    41,885,816
                                                                                                   ----------------

Deductions
Deductions from net assets attributed to:
    Benefits paid to participants                                                                       120,516,320
    Administrative expenses                                                                                 200,349
                                                                                                   ----------------

      Total deductions                                                                                  120,716,669
                                                                                                   ----------------

Net decrease prior to plan transfers                                                                    (78,830,853)

Transfers from another plan (see Note 7)                                                                 10,276,568
                                                                                                   ----------------

Net decrease                                                                                            (68,554,285)

Net assets available for benefits:
    Beginning of year                                                                                   428,722,068
                                                                                                   ----------------

    End of year                                                                                       $ 360,167,783
                                                                                                   ================


   The accompanying notes are an integral part of these financial statements.

MERCANTILE BANCORPORATION INC.
HORIZON INVESTMENT AND SAVINGS PLAN AND TRUST
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000 AND 1999
--------------------------------------------------------------------------------

1.       DESCRIPTION OF THE PLAN

         The following description of the Mercantile Bancorporation Inc. Horizon Investment and Savings Plan and Trust (the "Plan") provides only general information. Participants should refer to the plan document for a more complete description of the Plan's provisions.

         PARTICIPATION AND ADMINISTRATION
         The Plan, which was adopted in 1969, is a defined contribution plan which covers all Firstar Corporation (the "Company") employees who were previously employees of Mercantile Bancorporation Inc. who have completed one year of eligible service or employees with an account balance resulting from a qualified rollover. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). The Company serves as the trustee and plan administrator. The plan administrator manages and directs the operation of the Plan.

         CONTRIBUTIONS
         Participants may elect to make voluntary tax deferred deposits to the Plan up to 15 percent of their compensation in each plan year. The Plan provides for Company matching contributions equal to 100 percent of the first three percent of the participant's base compensation, as defined by the Plan, that a participant contributes to the Plan, plus 50 percent of the next three percent of the participant's base compensation that a participant contributes to the Plan. All Company contributions are invested exclusively in the Firstar Stock Fund, and may be made in the form of cash or in shares of Company stock. Contributions are not to exceed the maximum limits allowed by the Internal Revenue Code ("IRC"). Participants are fully vested in all contributions immediately.

         PARTICIPANT ACCOUNTS
         Each participant's account is credited with the participant's contributions, the participant's share of the Company's contributions and an allocation of plan earnings net of administrative expenses. Allocations are based on participant account balances, as defined by the Plan. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

         INVESTMENT OPTIONS
         Employee contributions to the Plan are invested in one or more of the available investment funds, including the Firstar Stock Fund. Each participant is responsible for designating multiples of 1% of employee contributions among the available investment funds. Such designations may be changed daily at the participant's discretion.

         PARTICIPANT NOTES RECEIVABLE
         Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50 percent of their account balance. Loan terms range from 1 to 5 years or up to 15 years for the purchase of a primary residence. The loans are secured by the balance in the participant's account and bear interest at a rate commensurate with the rate which would be charged by commercial lenders for similar loans. Interest rates range from 10 percent to 11 percent. Principal and interest is paid ratably through payroll deductions.

MERCANTILE BANCORPORATION INC.
HORIZON INVESTMENT AND SAVINGS PLAN AND TRUST
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000 AND 1999
--------------------------------------------------------------------------------


         PAYMENT OF BENEFITS
         Upon termination of employment, participants with an account balance less than $5,000 are paid in a lump sum. Participants with an account balance of $5,000 or more, upon termination of employment, may elect to be paid the balance of their account, either immediately or upon retirement, in a lump sum or installments over a period not to exceed 10 years in accordance with plan provisions.

         PLAN TERMINATION
         Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA.


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF ACCOUNTING
         The financial statements of the Plan are prepared under the accrual method of accounting.

         USE OF ESTIMATES
         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

         RECLASSIFICATIONS
         Certain reclassifications have been made to the December 31, 1999 financial statements to conform with the presentation used in the current year.

         INVESTMENT VALUATION AND INCOME RECOGNITION
         The Plan's investments are stated at fair value. Shares of registered investment companies are valued at quoted market prices which represent the net asset value of shares held by the Plan at year-end. The Company stock is valued at its quoted market price. Participant loans are valued at cost, which approximates fair value. Purchases and sales of securities are recorded on a trade-date basis. Interest and dividend income is recorded on the accrual basis.

         ADMINISTRATIVE EXPENSES
         Certain expenses of the Plan are paid by the Company.

         BENEFIT PAYMENTS
         Benefits are recorded when paid.

MERCANTILE BANCORPORATION INC.
HORIZON INVESTMENT AND SAVINGS PLAN AND TRUST
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000 AND 1999
--------------------------------------------------------------------------------


3.       INVESTMENTS

         The following presents investments that represent 5 percent or more of the Plan's net assets:

                                                                       2000                   1999
                                                                 ------------------    -------------------
Mercantile Money Market Portfolio, 0 and
    22,268,395 shares, respectively                                $      -                  $ 22,268,395

Mercantile Growth Equity Portfolio, 0 and
    1,269,493 shares, respectively                                        -                    22,850,871

Mercantile Balanced Portfolio, 0 and 2,991,837
    shares, respectively                                                  -                    32,640,941

Mercantile Growth and Income Equity Portfolio,
    0 and 3,468,750 shares, respectively                                  -                    63,200,624

Firstar Balanced Growth Fund, 928,734
    and 0 shares, respectively                                   25,530,918                             -

Firstar Equity Index Fund, 210,873 and
    0 shares, respectively                                       18,219,425                             -

Firstar Growth & Income Fund, 1,259,758 and
    0 shares, respectively                                       51,297,365                             -

Firstar Stock Fund, 8,935,785 and
    11,434,775 shares, respectively                             207,757,001 *                 241,559,622 *


*  Nonparticipant-directed

During 2000, the Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated in value by $6,444,387 as follows:

                                                                           For the Year Ended
                                                                           December 31, 2000
                                                                         -----------------------
Common stocks                                                                   $   17,328,977
Mutual funds                                                                       (10,884,590)
                                                                         -----------------------

                                                                                $    6,444,387
                                                                         =======================

MERCANTILE BANCORPORATION INC.
HORIZON INVESTMENT AND SAVINGS PLAN AND TRUST
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000 AND 1999
--------------------------------------------------------------------------------



4.       NONPARTICIPANT-DIRECTED INVESTMENTS

         Information about the net assets and the significant components of the changes in net assets relating to the nonparticipant-directed investments is as follows:

                                                                              December 31,
                                                                 -----------------------------------------
                                                                       2000                   1999
                                                                 ------------------    -------------------
Net assets:
    Common stock                                                      $207,757,001          $ 241,559,622
    Employer's contribution receivable                                      35,064                 65,209
    Accrued dividends                                                    1,454,694              1,813,344
                                                                 ------------------    -------------------

                                                                      $209,246,759          $ 243,438,175
                                                                 ==================    ===================



                                                                               Year Ended
                                                                           December 31, 2000
                                                                         -----------------------
Changes in net assets:
    Contributions                                                               $    12,636,445
    Dividends                                                                         6,344,534
    Net appreciation                                                                 17,328,977
    Benefit payments to participants                                                (69,984,952)
    Transfers to the Plan                                                             1,390,003
    Transfers to participant-directed investments                                    (1,835,269)
    Administrative expenses                                                             (71,154)
                                                                         -----------------------

                                                                                $   (34,191,416)
                                                                         =======================



5.       TAX STATUS OF THE PLAN

         The Internal Revenue Service has determined and informed the Company by letter that the Plan is designed in accordance with applicable sections of the IRC. The Plan has been amended since receiving the determination letter. However, the plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable provisions of the IRC.


6.       AMOUNTS ALLOCATED TO WITHDRAWN PARTICIPANTS

         Plan assets of $121,861,183 and $99,903,613 as of December 31, 2000 and 1999, respectively, have been allocated to the accounts of persons who are no longer active participants of the Plan.

MERCANTILE BANCORPORATION INC.
HORIZON INVESTMENT AND SAVINGS PLAN AND TRUST
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000 AND 1999
--------------------------------------------------------------------------------


7.       PLAN MERGERS

         In January 1996, the Company acquired Hawkeye Bancorporation. In connection with the acquisition, the Mercantile Bancorporation Inc. Hawkeye Retirement Trust Plan merged into the Plan effective April 2000. The fair value of the assets merged into the Plan was approximately $10,276,568.


8.       RELATED PARTY TRANSACTIONS

         Plan investments in the Firstar Stock Fund are invested in common stock of Firstar Corporation, the plan sponsor. Certain plan investments are shares of mutual funds managed by the Company. These transactions are considered party-in-interest transactions. These transactions are not, however, considered prohibited transactions under 29 CFR 408(b) of the ERISA regulations.


9.       RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

         The following is a reconciliation of net assets available for benefits per the financial statements to Form 5500:

                                                                       2000                   1999
                                                                 ------------------    -------------------
Net assets available for benefits per the
    financial statements                                              $360,167,783          $ 428,722,068
Benefits payable                                                        (2,352,195)           (27,292,783)
                                                                 ------------------    -------------------
    Net assets available for benefits per
       the Form 5500                                                  $357,815,588          $ 401,429,285
                                                                 ==================    ===================




         The following is a reconciliation of benefits paid to participants per the financial statements to Form 5500:

                                                                                  2000
                                                                         -----------------------

Benefits paid to participants per the financial statements                       $  120,516,320
Add benefits payable at December 31, 2000                                             2,352,195
Less benefits payable at December 31, 1999                                          (27,292,783)
                                                                         -----------------------

      Benefits paid to participants per the Form 5500                            $   95,575,732
                                                                         =======================



         Benefits payable are recorded on Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, but not yet paid as of that date.

MERCANTILE BANCORPORATION INC.
HORIZON INVESTMENT AND SAVINGS PLAN AND TRUST
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000 AND 1999
--------------------------------------------------------------------------------


10.      SUBSEQUENT EVENT

         On February 27, 2001, the Company merged with U.S. Bancorp through a tax-free exchange of shares. Under the terms of the merger agreement, shareholders of the Company received one share of common stock of the combined company for each share of Firstar common stock.

MERCANTILE BANCORPORATION INC.
HORIZON INVESTMENT AND SAVINGS PLAN AND TRUST
SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES AT END OF YEAR
DECEMBER 31, 2000
--------------------------------------------------------------------------------

             IDENTITY OF ISSUE,                                                                             CURRENT
           LESSOR OR SIMILAR PARTY               DESCRIPTION                               COST              VALUE
           -----------------------               -----------                               ----              -----

*    Firstar Corporation:
        Firstar Stock                            Common Stock                            $ 98,544,686      $207,757,001

   * Firstar Funds, Inc.:
        Firstar Money Market Fund                Money Market Fund                           **              15,936,527

        Firstar Aggregate Bond Fund              Mutual Fund                                 **               9,324,523

        Firstar Balanced Growth Fund             Mutual Fund                                 **              25,530,918

        Firstar Equity Index Fund                Mutual Fund                                 **              18,219,425

        Firstar Growth & Income Fund             Mutual Fund                                 **              51,297,365

        Firstar International Growth Fund        Mutual Fund                                 **               9,183,739

        Firstar Small Cap Index Fund             Mutual Fund                                 **              14,441,694

   * Loan Fund                                   Loans to various participants.                               6,551,851
                                                 Varied maturities from 1/31/01
                                                 to 3/31/16.
                                                 Interest rates range from
                                                 10% to 11%.

   * Indicates party-in-interest.

  ** Cost information is not required for participant-directed investments.

MERCANTILE BANCORPORATION INC.
HORIZON INVESTMENT AND SAVINGS PLAN AND TRUST
SCHEDULE OF REPORTABLE TRANSACTIONS
FOR THE YEAR ENDED DECEMBER 31, 2000
--------------------------------------------------------------------------------

                                                                        EXPENSE                   CURRENT VALUE
   IDENTITY OF                             PURCHASE      SELLING    INCURRED WITH      COST        OF ASSET ON         NET GAIN
 PARTY INVOLVED          DESCRIPTION         PRICE        PRICE      TRANSACTION     OF ASSET    TRANSACTION DATE      OR (LOSS)
-----------------   --------------------  ------------ ------------ -------------- ------------ ------------------  ----------------
Firstar Corporation:

 39 Purchases        Firstar Stock Fund   $12,488,733       N/A      $    29,358   $12,459,376   $    12,459,376          N/A
100 Sales            Firstar Stock Fund       N/A       $14,080,796       35,365     7,584,845        14,045,431      $ 6,460,586